RealPage Acquires Vigilan, SaaS Provider to the Senior Living Industry

CARROLLTON, Texas, Jan. 4, 2012 /PRNewswire/ -- RealPage, Inc. (NASDAQ:RP), a leading provider of on demand software and software-enabled services to the rental housing industry, today announced the acquisition of substantially all of the operating assets of Vigilan, Incorporated ("Vigilan") for approximately $5.0 million. A provider of assisted living software-as-a-service, Vigilan products allow assisted living communities to monitor and schedule detailed care, manage labor costs, provide accurate billing as well as compliance tools through its comprehensive 50-state compliance module.

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Founded in February 2003, Vigilan is based in Wilsonville, Oregon. Vigilan serves approximately 340 senior living communities contributing to RealPage's senior living customer base. Vigilan is expected to exit 2011 with an annual on demand revenue run-rate of $2.3 million.

Steve Winn, chairman and CEO of RealPage, said, "Vigilan expands our senior living software solutions, and is expected to contribute to this segment's achievement of our long-term target operating model. Similar to other segments of rental housing, we see the long-term convergence of booking functionality with lead generation capabilities. Vigilan bolsters our comprehensive platform of software-as-a-service solutions for the senior living market and positions RealPage to benefit from this convergence."

Doug Fullaway, CEO of Vigilan, said, "We are excited to join the RealPage team and expect the combined operation to be the leading provider of software-as-a-service solutions that enable senior living property owners to manage every aspect of the senior living resident lifecycle."

About RealPage

Located in Carrollton, Texas, a suburb of Dallas, RealPage provides on demand (also referred to as "Software-as-a-Service" or "SaaS") products and services to apartment communities and single family rentals across the United States. Its on demand product lines include OneSite® property management systems that automate the leasing, renting, management, and accounting of conventional, affordable, tax credit, student living, senior living and military housing properties; LeaseStar™ multichannel managed marketing that enables owners to originate, syndicate, manage and capture leads more effectively and at less overall cost; YieldStar® asset optimization systems that enable owners and managers to optimize rents to achieve the overall highest yield, or combination of rent and occupancy, at each property; Velocity™ billing and utility management services that increase collections and reduce delinquencies; LeasingDesk® risk mitigation systems that are designed to reduce a community's exposure to risk and liability; OpsTechnology® spend management systems that help owners manage and control operating expenses; and Compliance Depot™ vendor management and qualification services to assist a community in managing its compliance vendor program. Supporting this family of SaaS products is a suite of shared cloud services including electronic payments, document management, decision support and learning. RealPage's MyNewPlace® subsidiary is one of the largest lead generation apartment and home rental websites, offering apartment owners and managers qualified, prospective residents through subscription, pay-per-lead and LeaseMatch pay-per-lease programs. Through its Propertyware subsidiary, RealPage also provides software and services to single-family rentals and low density, centrally-managed multifamily housing. For more information, call 1-87-REALPAGE or visit www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking" statements relating to RealPage, Inc.'s expected, possible or assumed future results of operations and potential growth and plans, management, branding and profit margins of MyNewPlace as well as market performance, opportunities and developments. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as "expects," "believes," "plans" or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in customer cancellations; (c) the inability to increase sales to existing customers and to attract new customers; (d) RealPage, Inc.'s failure to integrate acquired businesses and any future acquisitions successfully; (e) the timing and success of new product introductions by RealPage, Inc. or its competitors; (f) changes in RealPage, Inc.'s pricing policies or those of its competitors; (g) litigation; and (h) such other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission ("SEC"), including RealPage's Form 10-Q previously filed with the SEC on November 8, 2011. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law.

CONTACT: Investor Relations, Rhett Butler, +1-972-820-3773, rhett.butler@realpage.com